Exhibit 10.2

Schurman Fine Papers

500 Chadbourne Road

Fairfield, CA 94533

January 22, 2013

American Greetings Corporation

One American Road

Cleveland, Ohio 44144

Attn: Gregory Steinberg, Treasurer

Re: Letter Agreement re: Termination of Loan Agreement with Schurman Fine Papers

Dear Mr. Steinberg:

We refer to that certain Loan Agreement dated as of April 17, 2009 (the “Loan Agreement”) and that certain Revolving Credit Note dated as of April 17, 2009 (the “Revolving Credit Note”), each between Schurman Fine Papers d/b/a Papyrus (the “Company”) and American Greetings Corporation (the “Lender”).

The Company and the Lender each confirm that no principal, interest, fees and other sums are due under the Loan Agreement and/or Revolving Credit Note as of the date of this letter agreement, with the exception of the Unused Line Fee (as defined in the Loan Agreement) due under Section 2.8 of the Loan Agreement for the portion of the month January 2013 that the Loan Agreement was in effect, which the Company agrees it will pay within 30 days of the date hereof. The Company and the Lender agree that effective immediately the Loan Agreement is hereby fully terminated and the Revolving Credit Note is cancelled. Any and all liabilities, obligations and rights of each party under the Loan Agreement and the Revolving Credit Note are fully terminated, released and cancelled in their entirety, except with respect to the payment of the Unused Line Fee described above and those other rights and obligations that expressly survive termination of the Loan Agreement, including those as set forth in Section 10 of the Loan Agreement.

This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same letter agreement. This letter agreement shall become effective as of the date set forth above upon the execution of a counterpart of this letter agreement by each of the parties hereto.

The validity of this letter agreement, the construction, interpretation and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

/s/ Roxanne Prahser
By: Roxanne Prahser
Title: Chief Financial Officer

Agreed to by:

American Greeting Corporation

/s/ Gregory M. Steinberg
Name: Gregory M. Steinberg
Title: Treasurer

[Signature Page to Letter Agreement re: Termination of Loan Agreement with Schurman Fine Papers]